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                                                                    EXHIBIT 4.8

                             FUNDS ESCROW AGREEMENT

         This Agreement is dated as of the 13th day of January, 2004 among NUMEREX CORP a Pennsylvania corporation (the "COMPANY") and Laurus Master Fund, Ltd. (the "PURCHASER"), and Dechert LLP (the "ESCROW AGENT"):

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement ("PURCHASE AGREEMENT") for the sale by the Company to the Purchaser of a secured Term Note (as hereafter defined) and issuance of a Warrant (as hereafter defined) to the Purchaser in the aggregate principal amount and in the denomination set forth on Schedule A hereto; and

         WHEREAS, the parties hereto require the Company to deliver the Term Note against payment therefor, with such Term Note and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

         1.1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below. Terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

                  (a) "AGREEMENT" means this Agreement and all amendments made hereto and thereto by written agreement between the parties.

                  (b) "COMPANY DOCUMENTS" means the Securities Purchase Agreement, the Term Note, the Security Agreement, Registration Rights Agreement, Warrant, the Charter Documents, the Legal Opinion, Unlimited Guarantee and the Closing Payment .

                  (c) "CHARTER DOCUMENTS" means the certified copy of the certificate of incorporation of Numerex, Corp. and its bylaws.

                  (d) "CLOSING PAYMENT" means the fees to be paid to Laurus Capital Management set forth on Schedule A hereto.

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                  (e)      "DISBURSEMENT LETTER" means that certain letter
delivered to the Escrow Agent by each of the Purchaser and the Company setting forth wire instructions and amounts to be funded at the Closing.

                  (f) "SECURITY AGREEMENT" means that certain Security Agreement delivered by the Company and its subsidiaries pursuant to the Securities Purchase Agreement.

                  (g)      "ESCROWED PAYMENT" means $4,500,000.

                  (h) "LEGAL OPINION" means, collectively, the original signed legal opinions of Arnold & Porter, Catania & Parker and Pamela Lester, Esq.

                  (i) "PURCHASER DOCUMENTS" means the Escrowed Payment, the Securities Purchase Agreement, the Security Agreement, Registration Rights Agreement and the Disbursement Letter.

                  (j) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement executed and delivered pursuant to the Securities Purchase Agreement.

                  (k) "TERM NOTE" means the convertible term note of the Company issued to the Purchaser in the amount of $4,500,000 in the form of Exhibit A annexed to the Securities Purchase Agreement.

                  (l) "WARRANT" means the common stock purchase warrant of the Company to purchase up to 300,000 shares of the Company's common stock, issued to Purchaser in connection with the Term Note.

                  (m) "UNLIMITED GUARANTEE" means that certain guarantee made by each of the following entities in favor of the Purchaser: Numerex Solutions, LLC, Cellemetry LLC, Numerex Investment Corp., Broadband Networks Inc., BNI Solutions LLC, Digilog Inc., DCX Systems Inc., DCX Systems Australia Pty Limited, MobileGuardian LLC and Uplink Security, Inc.

         1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contained herein and pertaining to the Company Documents and Purchaser Documents and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

         1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party entitled

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to the benefit thereof waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party against any other party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Each of the parties hereto and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.7. Consent to Jurisdiction. Subject to Section 1.6 hereof, each of the Company, the Escrow Agent and the Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         1.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against any other.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1. Delivery of Company Documents to Escrow Agent. On or about the date hereof, the Company shall deliver to the Escrow Agent the Company Documents executed by the Company to the extent it is a party thereto.

         2.2. Delivery of Purchaser Documents to Escrow Agent. On or about the date hereof, the Purchaser shall deliver to the Escrow Agent the Purchaser Documents executed by the Purchaser.

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         2.3.     Intention to Create Escrow Over Company Documents and
Purchaser Documents. The Purchaser, the Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.4. Escrow Agent to Deliver Company Documents and Purchaser Documents. The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

         3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents pursuant to (a), (b) or (c) below, as follows:

                  (a) Upon receipt by the Escrow Agent of the Company Documents and the Purchaser Documents (including the Escrowed Payment), the Escrow Agent will simultaneously release the Company Documents to the Purchaser and release the corresponding Purchaser Documents to the Company except that (i) the Closing Payment will be delivered to the fund managers of Purchaser; and
(ii) the reasonable legal fees for counsel to the Purchaser, which shall be paid pursuant to Section 2(c) of the Securities Purchase Agreement, will be released to the Purchaser. At the request of the Escrow Agent, the Company each will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company.

                  (b) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Purchaser, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

                  (c) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

                  (d) If the Company Documents and Purchaser Documents (including the Escrowed Payment) have not been delivered to the Escrow Agent and distributed as provided in Section 3.1(a) on or before 5:00 p.m. (New York Time) on the business day following the date on which the Company has delivered all Company Documents (the "Outside Time"), the Escrow Agent shall, upon the written instructions of the Company, return the Company Documents to the Company or deliver the Company Documents to such other place as the Company shall instruct in such writing; provided, however, that nothing in this Section 3.1(d) shall prohibit the Escrow Agent from disbursing the Company Documents and Purchaser Documents (including

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the Escrowed Payment) pursuant to Section 3.1(a) after the Outside Time except to the extent it has received written instructions from the Company as aforesaid.

         3.2. Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Articles 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents. Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement among the Company and Purchaser.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Purchaser and the Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchaser or the Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Escrow Agreement or any document deposited hereunder or any endorsement thereon or assignment thereof;
(vi) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vii) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Purchaser and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and the Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken

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or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Purchaser and Company under this Agreement and to no other person.

                  (c) The Purchaser and the Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder not to exceed $1,500.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of the resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchaser and the Company. If no successor Escrow Agent is named by the Purchaser and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof.

                  (f) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

                  (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (h) The Escrow Agent shall be permitted to act as counsel for the Purchaser or the Company, as the case may be, in any dispute as to the disposition of the Company Documents and Purchaser Documents, in any other dispute among the Purchaser and the Company, whether or not the Escrow Agent is then holding the Company Documents and Purchaser Documents and continues to act as the Escrow Agent hereunder.

                  (i) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

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                  (a)      If any dispute shall arise with respect to the
delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchaser and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Purchaser Documents or at any time upon the agreement in writing of the Purchaser and Company.

         5.2. Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

                  (a)   If to the Company, to: Numerex Corp.
                                               1600 Parkwood Circle SE,
                                               Suite 200
                                               Atlanta, Georgia 30339
                                               Attention: Chief Financial
                                                          Officer and Legal
                                                          Counsel
                                               Facsimile: (770) 693-5951

                        with a copy to:        Arnold & Porter
                                               555 12th Street, N.W.
                                               Washington, D.C. 20004
                                               Attention: Richard Baltz
                                               Facsimile: (202) 942-5999_

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                  (b)   If to the Purchaser, to:      Laurus Master Fund, Ltd.
                                                      c/o Ironshore Corporate
                                                      Services Ltd.
                                                      P.O. Box 1234 G.T.
                                                      Queensgate House, South
                                                      Church Street
                                                      Grand Cayman, Cayman
                                                      Islands
                                                      Facsimile: 345-949-9877

                  (c)   If to the Escrow Agent, to:   Dechert LLP
                                                      30 Rockefeller Plaza
                                                      New York, NY  10112
                                                      Facsimile: 212-698-3599

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

         5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                         COMPANY:

                                         NUMEREX CORP.

                                         By:     /s/ Stratton J. Nicolaides
                                                -------------------------------
                                         Name:   Stratton J. Nicolaides
                                                -------------------------------
                                         Title:  CEO
                                                -------------------------------

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                                         PURCHASER:

                                         LAURUS MASTER FUND, LTD.

                                         By:     /s/ David Grin
                                                --------------------------------
                                         Name:   David Grin
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         ESCROW AGENT:

                                         DECHERT LLP

                                         By:
                                                --------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

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                      SCHEDULE A TO FUNDS ESCROW AGREEMENT

PURCHASER                                  PRINCIPAL NOTE AMOUNT

LAURUS MASTER FUND, LTD.,                  $4,500,000 Term Note
c/o Ironshore Corporate Services Ltd.,
P.O. Box 1234 G.T., Queensgate House,
South Church Street, Grand Cayman,
Cayman Islands
Fax: 345-949-9877

TOTAL                                      $4,500,000

FUND MANAGER                               CLOSING PAYMENT

LAURUS CAPITAL MANAGEMENT, L.L.C.          Closing payment payable in connection
825 Third Avenue, 14th Floor               with investment by Laurus Master
New York, New York 10022                   Fund, Ltd. for which Laurus Capital
Fax: 212-541-4434                          Management, L.L.C. is the Manager.

TOTAL                                      $157,500

WARRANTS

WARRANT RECIPIENT                          WARRANTS IN CONNECTION WITH OFFERING

LAURUS MASTER FUND, LTD.                   300,000 Warrants issuable in
A Cayman Island corporation                connection with investment by Laurus
c/o Ironshore Corporate Services Ltd.      Master Fund, Ltd.
P.O. Box 1234 G.T.
Queensgate House, South Church Street
Grand Cayman, Cayman Islands
Fax: 345-949-9877

TOTAL                                      300,000 WARRANTS

                                     Schl-1